UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2003

Coddle Creek Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-23465	56-2045998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1117, 347 South Main Street, Mooresville, NC	28115-2453
(Address of Principal Executive Offices)	(Zip Code)

(704 664-4888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Item 7.	Exhibits

99(a) – Press Release dated September 30, 2003

Item 9.	Regulation FD Disclosure

(a)	On September 30, 2003, Coddle Creek Financial Corp. issued a press release to announce that on October 1, 2003 it will commence a tender offer for the purchase of all share of its common stock held by persons owning 99 or fewer shares as of the close of business on September 19, 2003. The Company will pay $38.00 for each share of its common stock properly tendered by an eligible stockholder. The offer will be made pursuant to the Offer to Purchase dated October 1, 2003, and related materials, and will expire at 5:00 p.m. Eastern Standard Time on October 29, 2003, unless otherwise extended or earlier terminated. The offer is being made solely by the Offer to Purchase and accompanying Letter of Transmittal, each dated October 1, 2003, which will be mailed to shareholders beginning October 1, 2003. A copy of the press release is attached hereto as Exhibit 99(a) and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODDLE CREEK FINANCIAL CORP.

Date:	October 1, 2003	By:	/s/ GEORGE W. BRAWLEY

George W. Brawley, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99(a)	Press Release dated September 30, 2003